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                                  EXHIBIT 9(g)

                           Amended Schedule A to the
                       Fund Accounting Agreement between
                          BB&T Mutual Funds Group and
                         BISYS Fund Services Ohio, Inc.



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                                                       Dated: September 15, 1997

                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                                    BETWEEN
                            BB&T MUTUAL FUNDS GROUP
                                      AND
                         BISYS FUND SERVICES OHIO, INC.
                  (formerly The Winsbury Service Corporation)



   NAME OF FUND
------------------

The BB&T U.S. Treasury Money Market Fund
The BB&T Short Intermediate U.S. Government Income Fund
The BB&T Intermediate U.S. Government Bond Fund
The BB&T Growth and Income Stock Fund
The BB&T North Carolina Intermediate Tax-Free Fund
The BB&T Balanced Fund
The BB&T Small Company Growth Fund
The BB&T International Equity Fund
The BB&T Capital Manager Conservative Growth Fund
The BB&T Capital Manager Moderate Growth Fund
The BB&T Capital Manager Growth Fund
The BB&T Prime Money Market Fund
The BB&T South Carolina Intermediate Tax-Free Fund
The BB&T Large Company Growth Fund

                                        BB&T MUTUAL FUNDS GROUP

                                        By: /s/ RICHARD B. ILLE
                                            ----------------------

                                        BISYS FUND SERVICES OHIO, INC.

                                        By: /s/ J. DAVID HUBER
                                            ----------------------